SEVERANCE COMPENSATION AGREEMENT



       THIS AGREEMENT ("Agreement") between UNIFI, INC., a New York corporation

  (the "Company"), and WILLIAM T. KRETZER  ("Executive") dated  the 20th day of

  July, 1993.

                           WITNESSETH THAT:

        WHEREAS,  William  T.  Kretzer is  presently  the  President and  Chief

  Executive Officer of the  Company, to which he  was elected in 1985,  and has been an Officer or Executive Officer since 1975; and

        WHEREAS, the Company's  Board of Directors considers  the establishment and maintenance of a sound and vital Management to be essential in protecting and enhancing  the best  interests of  the Company  and its  Shareholders and recognizes that the possibility of a  change in control exists  and that such possibility, and  the uncertainty  and  questions which  it  may raise  among

  Management,  may  result  in  the  departure  or  distraction  of  Management personnel to the detriment of the Company and its Shareholders; and

         WHEREAS, the  Executive desires  that in  the event  of any  change in control he will continue to have the responsibility and status he has earned;

  and

        WHEREAS,  the Company's Board  of Directors has  determined that  it is appropriate to reinforce and encourage the continued attention and dedication of members of  the Company's  Management, including  the Executive,  to their assigned duties without  distraction in potentially  disturbing circumstances arising from the possibility of a change in control of the Company.

         NOW, THEREFORE,  in order  to induce  the Executive  to remain  in the employment of the Company and  in consideration of the  Executive agreeing to remain in the employment of the Company, subject to  the terms and conditions set out below,  the Company agrees  it will pay  such amount, as  provided in

  Section 4 of this Agreement, to the Executive,  if the Executive's employment with the Company terminates  under one of the  circumstances described herein following a change in control of the Company, as herein defined.

       SECTION 1.  TERM:  This Agreement  shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid  as of such time,

  upon the earliest  of (i) three  years from  the date hereof  if a  Change in

  Control of the Company has not  occurred within such three  year period; (ii)

  the termination  of the  Executive's  employment with  the  Company based  on death, Disability  (as defined  in Section  3(b), Retirement  (as defined  in

  Section 3(c)), Cause (as defined in  Section 3(d)) or by  the Executive other than for Good Reason (as defined  in Section 3(e)); and (iii)  two years from the date of  a Change  in Control  of the  Company if  the Executive  has not

  voluntarily terminated his employment for Good Reason as of such time.

       SECTION 2.   CHANGE IN CONTROL:  No compensation  shall be payable under this Agreement unless and until (a) there shall have been a Change in Control of the Company, while the Executive  is still an employee of  the Company and

  (b) the  Executive's employment  by the  Company thereafter  shall have  been

  terminated in accordance with Section 3.   For purposes of  this Agreement, a

  Change in Control  of the  Company shall be  deemed to  have occurred  if (i)

  there shall be consummated (x) any consolidation or merger  of the Company in which the Company is not the continuing or  surviving corporation or pursuant to which shares of the Company's  Common Stock would be  converted into cash,

  securities or other property, other than a merger of the Company in which the holders of the Company's  Common Stock immediately  prior to the  merger have the same proportionate ownership of common stock of the surviving corporation immediately after  the merger,  or (y)  any  sale, lease,  exchange or  other transfer (in one transaction or a series of related  transactions) of all, or substantially all, of the assets of the Company, or  (ii) the Shareholders of the Company approved any plan or proposal for  the liquidation or dissolution of the Company, or (iii) any  person (as such term is used  in Sections 13(d)

  and 14(d)(2)  of  the  Securities  Exchange  Act of  1934,  as  amended  (the

  "Exchange Act")), shall  become the beneficial  owner (within the  meaning of

  Rule 13d-3 under the  Exchange Act) of  twenty percent (20%)  or more of  the

  Company's outstanding  Common  Stock,  or  (iv)  during  any  period  of  two consecutive years, individuals who at the beginning of such period constitute the entire Board  of Directors  shall cease  for any  reason to  constitute a majority thereof unless the election,  or the nomination for  election by the

  Company's Shareholders, of  each new Director  was approved by  a vote  of at least two-thirds of the Directors then still in office who  were Directors at the beginning of the period.

       SECTION 3.  TERMINATION FOLLOWING CHANGE IN  CONTROL: (a) If a Change in

  Control of the Company  shall have occurred while  the Executive is  still an employee of the Company, the Executive shall be  entitled to the compensation provided in  Section 4  upon the  subsequent termination  of the  Executive's employment with the Company by  the Executive voluntarily for  Good Reason or by the Company unless such termination  by the Company is as a  result of (i)

  the Executive's death, (ii) the Executive's Disability (as defined in Section

  (3)(b) below); (iii) the  Executive's Retirement (as defined  in Section 3(c)

  below); (iv) the Executive's termination by the  Company for Cause(as defined in Section  3(d)  below);  or  (v)  the  Executive's  decision  to  terminate employment other than for Good Reason (as defined in Section 3(e) below).

       (b)  DISABILITY:   If, as a result of the  Executive's incapacity due to

  physical or mental  illness, the  Executive shall have  been absent  from his duties with the Company on a full-time basis for six months (including months before and after  the change  of control)  and within  30 days  after written notice of termination is thereafter given by the  Company the Executive shall not have returned to  the full - time performance  of the Executive's  duties,

  the Company may terminate this Agreement for "Disability."

       (c)  RETIREMENT:  The term "Retirement"  as used in this Agreement shall mean termination in  accordance with the  Company's retirement policy  or any arrangement established with the consent of the Executive.

       (d)   CAUSE:  The  Company may terminate the  Executive's employment for

  Cause.  For purposes of this  Agreement only, the Company  shall have "Cause"

  to terminate the Executive's employment hereunder only on the basis of fraud,

  misappropriation or embezzlement on the part of  the Executive or malfiscence or misfiscence by  said Executive in  performing the duties  of his  office.

  Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have  been delivered to the

  Executive a copy of a resolution duly adopted by the  affirmative vote of not less than three-quarters of the entire membership  of the Company's Board  of

  Directors at a meeting  of the Board called  and held for the  purpose (after reasonable notice  to the  Executive and  an opportunity  for the  Executive,

  together with the Executive's counsel, to be heard before the Board), finding that in  the good  faith opinion  of the  Board the  Executive was  guilty of conduct set forth in the second sentence of this  Section 3(d) and specifying the particulars thereof in detail.

          (e)   GOOD  REASON:   The  Executive  may  terminate the  Executive's

  employment for Good Reason  at any time during  the term of this  Agreement.

  For purposes of this Agreement "Good Reason" shall mean  any of the following

  (without the Executive's express written consent):

            (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company; or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company; or any removal of the Executive from or any failure to reelect the Executive to any of the positions held prior to the change of control, except in connection with the termination of his employment for Disability, Retirement, or Cause, or as a result of the Executive's death; or by the Executive other than for Good Reason;

            (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive officers of the Company effected in the preceding 12 months;

            (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's Profit Sharing Plan, group life insurance plan and medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control of the Company (or any other plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company;

            (iv) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, Stock Option Plans or any other plan or arrangement to receive and exercise stock options, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") and the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

            (v) any failure by the Company to continue in effect any bonus plan, automobile allowance plan, or other incentive payment plan in which the Executive is participating at the time of a Change in Control of the Company, or said Executive had participated in during the previous calendar year;

            (vi) a relocation of the Company's principal executive offices to a location outside of North Carolina, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

            (vii) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

            (viii) any breach by the Company of any provision of this Agreement;

            (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

            (x) any purported termination of the Executive's employment which is not made pursuant to a Notice of Termination satisfying the requirements of Section 3(f).

       (f)  NOTICE OF TERMINATION:  Any  termination by the Company pursuant to

  Section 3(b), 3(c) or 3(d) shall be communicated by  a Notice of Termination.

   For  purposes of  this Agreement,  a "Notice  of Termination"  shall mean  a written notice which shall indicate those  specific termination provisions in this Agreement  relied upon  and which  sets forth  in reasonable  detail the facts and circumstances  claimed to  provide a basis  for termination  of the

  Executive's employment under  the provision  so indicated.   For  purposes of

  this Agreement,  no  such  purported  termination  by the  Company  shall  be effective without such Notice of Termination.

        (g)   DATE OF  TERMINATION:   "Date of Termination"  shall mean  (a) if

  Executive's employment is terminated  by the Company for  Disability, 30 days after Notice  of Termination  is given  to the  Executive (provided  that the

  Executive shall  not have  returned  to the  performance  of the  Executive's duties on  a  full-time basis  during  such  30 day  period)  or  (b) if  the

  Executive's employment is terminated by the Company for any other reason, the date on which a  Notice of Termination is  given; provided that if  within 30 days after any Notice of Termination is given to the Executive by the Company the Executive  notifies the  Company  that a  dispute  exists concerning  the termination, the Date of Termination shall be the date the dispute is finally determined, whether  by  mutual  agreement  by  the  parties  or  upon  final judgment, order or decree of a court of competent  jurisdiction (the time for appeal therefrom having expired and  no appeal having been  perfected) or (c)

  the date the Executive notifies the Company in writing that he is terminating his employment  and setting  forth the  Good  Reason (as  defined in  Section

  3(e)).

       SECTION  4.  SEVERANCE COMPENSATION UPON TERMINATION  OF EMPLOYMENT.  If

  the Company shall terminate the Executive's employment other than pursuant to

  Section 3(b), 3(c) or  3(d) or if  the Executive shall  voluntarily terminate his employment for Good Reason, then  the Company shall pay  to the Executive as severance pay in a lump sum, in cash, on the fifth  day following the Date of Termination, an amount  equal to 2.99 times  the average of  the aggregate annual compensation  paid to  the Executive  during the  five calendar  years preceding the Change in Control of the Company by the Company  and any of its

  subsidiaries; provided, however, that if the lump sum severance payment under this Section  4,  either alone  or  together with  other  payments which  the

  Executive has  the right  to receive  from  the Company,  would constitute  a

  "parachute payment" (as defined in Section 280G of  the Internal Revenue Code of 1986, as amended (the "Code")),  such lump sum severance  payment shall be reduced to the largest  amount as will result  in no portion of  the lump sum severance payment  under  this Section  4  being subject  to  the excise  tax imposed by Section 4999 of the  Code.  The determination of  any reduction in the lump sum severance payment under this Section 4 pursuant to the foregoing

  proviso  shall  be  made  by  the   Company's  Independent  Certified  Public

  Accountants, and  their  decision  shall be  conclusive  and  binding on  the

  Company and the Executive.

         SECTION 5.   NO  OBLIGATION TO  MITIGATE DAMAGES;  NO EFFECT  ON OTHER

  CONTRACTUAL RIGHTS:   (a)  The Executive  shall not  be required  to mitigate

  damages or the  amount of any  payment provided for  under this  Agreement by seeking other employment or  otherwise, nor shall  the amount of  any payment provided for under this  Agreement be reduced  by any compensation  earned by the Executive as the result of employment by another  employer after the Date of Termination, or otherwise.

        (b)   The provisions  of this Agreement,  and any payment  provided for hereunder, shall  not reduce  any amounts  otherwise payable,  or in  any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or

  Securities Plan, employment agreement or other contract, plan or arrangement.

         (c)    The Company  shall,  upon the  termination  of the  Executive's employment other  than by  death, Disability  (as defined  in Section  3(b)),

  Retirement (as  defined in  Section 3(c))  or  Cause (as  defined in  Section

  3(d)), or  the termination  of the  Executive's employment  by the  Executive without Good Reason, maintain in  full force and effect,  for the Executive's continued benefit  until the  earlier of  (a)  two years  after  the Date  of

  Termination or  (b) your  commencement of  full  time employment  with a  new employer, all life  insurance, medical, health  and accident,  and disability plans, programs or  arrangements in  which you  were entitled  to participate immediately prior to  the Date of  Termination, provided that  your continued

  participation is  possible under  the general  terms and  provisions of  such plans and programs.  In the event the Executive is ineligible under the terms of such plans  or programs to  continue to be  so covered, the  Company shall provide substantially equivalent coverage through other sources.

       SECTION 6.  SUCCESSOR TO THE COMPANY:   (a) The Company will require any

  successor or  assign  (whether  direct  or  indirect,  by  purchase,  merger,

  consolidation or  otherwise) to  all  or substantially  all  of the  business and/or  assets  of  the  Company,  by  agreement  expressly,  absolutely  and unconditionally to assume  and agree  to perform this  Agreement in  the same manner and to the same extent  that the Company would be  required to perform it if no such succession or  assignment had taken place.  Any  failure of the

  Company to  obtain such  agreement prior  to  the effectiveness  of any  such succession or assignment  shall be  a material breach  of this  Agreement and shall entitle the Executive to terminate the  Executive's employment for Good

  Reason.   As used  in this  Agreement, "Company"  shall mean  the Company  as hereinbefore defined  and any  successor  or assign  to  its business  and/or assets as aforesaid which executes and delivers the agreement provided for in this Section  6  or  which otherwise  becomes  bound  by  all the  terms  and provisions of this Agreement by operation of law.  If at  any time during the term of  this  Agreement  the Executive  is  employed  by any  corporation  a majority of the  voting securities  of which  is then  owned by  the Company,

  "Company" as used in  Sections 3, 4 and  11 hereof shall in  addition include such employer.  In such event, the Company agrees that it  shall pay or shall cause such employer  to pay  any amounts  owed to  the Executive  pursuant to

  Section 4 hereof.

       (b)  If the Executive should die  while any amounts are still payable to him hereunder, all such  amounts, unless otherwise provided  herein, shall be paid in  accordance  with the  terms  of this  Agreement  to the  Executive's legatee, or  other  designee  or,  if  there be  no  such  designee,  to  the

  Executive's estate.   This Agreement  shall inure  to the  benefit of  and be

  enforceable by  the Executive's  legal  representatives or  attorney -in-fact,

  executors or administrators, heirs, distributees and legatees.

        SECTION 7.   NOTICE:  For purposes  of this Agreement, notices  and all other communications provided for  in the Agreement  shall be in  writing and shall be deemed to  have been duly given  when delivered or mailed  by United

  States  registered  mail,  return  receipt  requested,  postage  prepaid,  as follows:

       If to the Company:

       Unifi, Inc.
       P. O. Box 19109
       Greensboro, NC 27419-9109

       ATTENTION:  Mr. William T. Kretzer
                   President and Chief Executive Officer


       If to the Executive:

       Mr. William T. Kretzer
       3039 Lake Forest Drive
       Greensboro, NC 27408

  or such other  address as  either party may  have furnished  to the  other in writing in  accordance herewith,  except that  notices of  change of  address shall be effective only upon receipt.

        SECTION 8.  MISCELLANEOUS:   (a) The invalidity  or unenforceability of

  any  provisions  of  this   Agreement  shall  not  affect   the  validity  or

  enforceability of any other  provision of this Agreement,  which shall remain in full force and effect.

        (b)   Any payment  or delivery required  under this Agreement  shall be subject to all requirements of the law with  regard to withholding (including

  FICA tax), filing, making of reports and the like, and  Company shall use its best efforts to satisfy promptly all such requirements.

       (c)  Prior to  the Change in Control of the  Company, as herein defined,

  this Agreement shall terminate if Executive shall resign voluntarily, retire,

  become permanently and totally disabled,  or die.  This  Agreement shall also terminate if Executive's employment as  an officer of the  Company shall have been terminated for any  reason by the Board  of Directors of the  Company as constituted prior to any Change in Control of the Company, as herein defined.

       SECTION 9.  COUNTERPARTS:  This Agreement may be executed in one or more counterparts, each of  which shall  be deemed to  be an  original but  all of which together will constitute one and the same instrument.

       SECTION 10.  LEGAL  FEES AND EXPENSES:  The Company  shall pay all legal fees and expenses which the Executive may incur as a  result of the Company's contesting the validity, enforceability or the executive's interpretation of,

  or determinations under, this Agreement.

       SECTION 11.  CONFIDENTIALITY:  The Executive  shall retain in confidence any and all  confidential information known  to the Executive  concerning the

  Company and  its  business  so long  as  such  information is  not  otherwise publicly disclosed.

       IN WITNESS  WHEREOF, Unifi, Inc. has caused this  Agreement to be signed

  by  the  Chairman  of  the  Company's   Compensation  Committee  pursuant  to

  resolutions duly  adopted by  the Board  of  Directors and  its seal  affixed hereto and the Executive has hereunto affixed his hand  and seal effective as of the date first above written.


            UNIFI, INC.







            BY: KENNETH G. LANGONE
               Chairman of the Compensation
               Committee


            WILLIAM T. KRETZER
            William T. Kretzer
            President and
            Chief Executive Officer